Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
Fourth Quarter and Full Year 2020 Financial Results

Full Year Net Income of $0.00 per Diluted Share
Full Year FFO of $1.91 per Diluted Share (Excluding Specified Items)
Signed in aggregate over 800,000 square feet of office leases
Achieved full-year GAAP and cash office rent growth of 21.5% and 14.3%, respectively
Fourth Quarter Net Loss of $0.05 per Diluted Share
Fourth Quarter FFO of $0.44 per Diluted Share (Excluding Specified Items)
Signed over 279,000 square feet of office leases
Maintained in-service office portfolio at 93.5% leased
Collected 97% of total rents, including 98% of office and 100% of studio rents
Grew same-store office cash NOI by 4.2%
Provided Q1 2021 FFO Guidance of $0.45 to $0.47 per Diluted Share (Excluding Specified Items)
____________
LOS ANGELES (February 17, 2021)—Hudson Pacific Properties, Inc. (the "Company" or "Hudson Pacific") (NYSE: HPP) today announced financial results for the fourth quarter 2020.

Management Comments & Industry Outlook
Victor Coleman, Hudson Pacific Properties' Chairman and CEO, said:

"Our markets are once again reopening as COVID-19 cases decline, and the development and roll out of multiple vaccines, albeit slower than we would all like, are key milestones in getting our tenants back to the office. We saw renewed tenant interest in the fourth quarter, which resulted in our signing nearly 280,000 square feet of office leases—our best quarter for the year in terms of volume. This positive trend is extending into the first few months of 2021. Our tenants continue to pay rent, and in the fourth quarter, we collected 97% of total rents, including 98% of office and 100% of studio rents. Our storefront retail remains most challenged by the pandemic.

"We continue to strategically deploy capital. In the fourth quarter, we acquired a 668,000-square-foot Class A office tower in Seattle through a JV, and opportunistically repurchased additional shares of our stock. Even so, we still have $1.0 billion of liquidity to fund our developments and/or acquisitions, and to otherwise operate our business as needed. We are actively evaluating potential office and studio acquisitions, and we have over 1.0 million square feet of development projects fully entitled and ready to build as market conditions warrant.

"I am also extraordinarily proud that through our Better Blueprint we have strengthened our commitment to our communities during these very challenging times. In December, we launched our Vibrant Cities Arts Grant to benefit artists in Los Angeles impacted by the pandemic. Last week, we announced our five-year, $20 million pledge to address homelessness in our core markets. Now more than ever, we have both a moral and business imperative to give back and work diligently to ensure that our cities continue to thrive post-COVID and beyond."

Hudson Pacific Properties, Inc.
Press Release

Consolidated Financial & Operating Results
For fourth quarter 2020 compared to fourth quarter 2019:
•Net loss attributable to common stockholders of $8.5 million, or $0.05 per diluted share, compared to net income of $13.6 million, or $0.09 per diluted share;
•FFO, excluding specified items, of $66.8 million, or $0.44 per diluted share, compared to $85.4 million, or $0.55 per diluted share;
◦Specified items consisting of a one-time tax reassessment management cost of $5.5 million, or $0.04 per diluted share, and a one-time net property tax savings for periods prior to the fourth quarter of 2020 of $0.7 million, or $0.00 per diluted share, compared to transaction-related expenses of $0.2 million, or $0.00 per diluted share and one-time debt extinguishment costs of $0.6 million, or $0.00 per diluted share;
◦Fourth quarter 2020 FFO, excluding specified items, includes approximately $0.02 per diluted share of uncollected cash rents and approximately $0.01 per diluted share of charges to revenue-related write-offs of straight-line rent receivables, some or all of which may ultimately be collected;
◦Fourth quarter 2020 FFO also reflects approximately $0.02 per diluted share decrease in parking revenue, some or all of which will resume with tenant reintegration;
•FFO, including specified items, of $62.0 million, or $0.41 per diluted share, compared to $84.6 million, or $0.54 per diluted share;
•Total revenue decreased 6.0% to $203.8 million;
•Total operating expenses increased 3.5% to $178.9 million; and
•Interest expense increased 4.5% to $29.6 million.

Office Segment Results
Financial & operating
For fourth quarter 2020 compared to fourth quarter 2019:
•Total revenue decreased 4.8% to $184.5 million. Primary factors include:
◦Lower parking revenue stemming from COVID-19 impacted occupancy and higher reserves against uncollected rents for certain tenants facing COVID-19-related financial hardship, all partially offset by revenue from the acquisition of 1918 Eighth;
•Operating expenses increased 0.2% to $67.7 million. Primary factors include:
◦A one-time supplemental property tax expense on ICON and CUE for prior periods, along with expenses associated with the aforementioned acquisition; and
•Net operating income and cash net operating income for the 43 consolidated same-store office properties decreased 8.9% and increased 4.2%, respectively. Adjusted for the $1.6 million one-time supplemental property tax expense on ICON and CUE for prior periods, net operating income and cash net operating income for the same-store office properties would have decreased by 7.5% and increased by 5.7%, respectively.
Leasing
•Stabilized and in-service office portfolios were 94.5% and 93.5% leased, respectively; and
•Executed 39 new and renewal leases totaling 279,392 square feet with GAAP and cash rent growth of 4.9% and 4.7%, respectively. Note GAAP and cash rent growth excluding the 45,180-square-foot renewal with 24 Hour Fitness and 25,053 square feet of COVID-related, short-term lease extensions (i.e. 12 months or less) are 9.9% and 9.2%, respectively.

Hudson Pacific Properties, Inc.
Press Release

Studio Segment Results
Financial & operating
For fourth quarter 2020 compared to fourth quarter 2019:
•Total revenue decreased 16.1% to $19.4 million. Primary factors include:
◦A decrease in service and other revenue stemming from shelter-in-place measures disrupting production activities and stage utilization;
•Total operating expenses decreased 24.8% to $9.9 million, primarily due to a $2.2 million one-time supplemental property tax savings on Sunset Gower Studios for prior periods; and
•Net operating income and cash net operating income for the three same-store studio properties decreased 4.5% and 0.8%, respectively.
Leasing
•Trailing 12-month occupancy for the three same-store studio properties was 90.2%.

Leasing Activity
Executed significant leases throughout the portfolio
•24 Hour Fitness renewed its 45,180-square-foot lease through February 2026 at Met Park North in Seattle.
•CIBC World Markets Inc. renewed its 36,978-square-foot lease through July 2026 at Bentall Centre in Vancouver.
•Rivian signed a 36,630-square-foot lease, commencing January 2021, through June 2026 at Clocktower Square in Palo Alto.
•Frank, Rimerman & Co., LLP renewed its 24,968-square-foot lease through December 2022 at Page Mill Hill in Palo Alto.

Balance Sheet
As of the end of the fourth quarter 2020:
•$2.8 billion of the Company's share of unsecured and secured debt and preferred units (net of cash and cash equivalents) resulting in a leverage ratio of 42.3%.
•Approximately $1.0 billion of total liquidity comprised of:
◦$113.7 million of unrestricted cash and cash equivalents;
◦$600.0 million of undrawn capacity under the unsecured revolving credit facility; and
◦$308.5 million of undrawn capacity under the construction loan secured by One Westside and 10850 Pico.
•Investment grade credit rated with 66.9% unsecured and 87.8% fixed-rate debt and a weighted average maturity of 5.8 years.

Dividend
Paid common dividend
•The Company's Board of Directors declared a dividend on its common stock of $0.25 per share, equivalent to an annual rate of $1.00 per share.

Hudson Pacific Properties, Inc.
Press Release

Capital Transactions
Purchased office tower in Seattle's Denny Triangle with CPP Investments
On December 18, Hudson Pacific and Canada Pension Plan Investment Board (“CPP Investments”) completed their acquisition of 1918 Eighth, a 668,000-square-foot Class A office building anchored by Amazon in Seattle’s Denny Triangle neighborhood for $625.0 million (before closing adjustments). Through the joint venture, CPP Investments owns a 45% interest and Hudson Pacific owns 55% and acts as general partner and as property, leasing and construction manager. In conjunction with closing the transaction, the joint venture closed a $314.3 million mortgage loan secured by the property. This loan has an initial interest rate of LIBOR plus 1.70% per annum and is interest only through the five-year term.

Repurchased 0.9 million shares of common stock
The Company repurchased 0.9 million shares of common stock at an average price of $20.41 per share using liquidity generated from recapitalization of the Hollywood Media Portfolio. In total in 2020, Hudson Pacific repurchased 3.5 million shares of common stock under the previously noted $250.0 million share repurchase plan at an average price of $23.00.

COVID-19 Update
Continued strong rent collections
During the fourth quarter, the Company collected approximately 97% of its combined contractual rents, comprised of 98% from office tenants, 100% from studio tenants and 51% from storefront retail tenants. In January, the Company collected 97% of its combined contractual rents, comprised of 98% from office tenants, 99% from studio tenants and 48% from storefront retail tenants. The Company implemented a rent relief program for the preponderance of uncollected rents, and the aforementioned collection percentages exclude rents deferred or abated in accordance with COVID-related lease amendments.

Including rents deferred or abated in accordance with COVID-related lease amendments, the Company collected 97% of its fourth quarter combined contractual rents, comprised of 99% from office tenants, 102% from studio tenants and 43% from storefront retail tenants. The Company collected 96% of its January combined contractual rents, comprised of 98% from office tenants, 100% from studio tenants and 44% from storefront retail tenants.

Provided community support through the Vibrant Cities Arts Grant
In association with One Westside, the Company and joint venture partner, Macerich, fast-tracked more than $650,000 to COVID-19 impacted artists in Los Angeles through the Vibrant Cities Arts Grant. Consistent with the joint venture structure, Hudson Pacific funded the majority of the grant, which helped individual artists and artist groups recoup lost funds from canceled programs and support ongoing artistic endeavors. Special consideration was given to female and LGBTQ+ artists and artists of color as well as those presenting work on social justice, civil rights, the physical environment and other contemporary social issues.

Hudson Pacific Properties, Inc.
Press Release

Activities Subsequent to Fourth Quarter 2020
Pledged $20 million to address homelessness
Hudson Pacific pledged $20 million over the next five years to increase affordable housing and support individuals and families experiencing homelessness. The comprehensive program will include both impact investments and philanthropic donations in the Company's core markets of Los Angeles, Silicon Valley, San Francisco, Seattle and Vancouver. As part of this commitment, Hudson Pacific is investing $3 million with SDS Capital Group’s Supportive Housing Fund, which in turn invests in the development of permanent, supportive housing across Los Angeles and the San Francisco Bay Area.

Repurchased 0.6 million shares of common stock
The Company repurchased 0.6 million shares of common stock at an average price of $23.32 per share using liquidity generated from recapitalization of the Hollywood Media Portfolio.

FFO Guidance
The Company is providing first quarter 2021 guidance in the range of $0.45 to $0.47 per diluted share excluding specified items. There are no specified items in connection with this guidance.

The FFO estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from future unannounced or speculative acquisitions, dispositions, debt financings or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from this estimate.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information under "FFO Guidance" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Supplemental Information
Supplemental financial information regarding Hudson Pacific's fourth quarter 2020 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.

Hudson Pacific Properties, Inc.
Press Release

Conference Call
The Company will hold a conference call to discuss fourth quarter 2020 financial results at 11:00 a.m. PT / 2:00 p.m. ET on February 18, 2021. Please dial (877) 407-0784 to access the call. International callers should dial (201) 689-8560. A live, listen-only webcast can be accessed via the Investors section of the Company's website at HudsonPacificProperties.com, where a replay of the call will be available. A replay will also be available beginning February 18, 2021 at 2:00 p.m. PT / 5:00 p.m. ET, through March 4, 2021 at 8:59 p.m. PT / 11:59 p.m. ET, by dialing (844) 512-2921 and entering the passcode 13715463. International callers should dial (412) 317-6671 and enter the same passcode.

About Hudson Pacific
Hudson Pacific is a real estate investment trust with a portfolio of office and studio properties totaling over 19 million square feet, including land for development. Focused on premier West Coast epicenters of innovation, media and technology, its anchor tenants include Fortune 500 and leading growth companies such as Netflix, Google, Square, Uber, NFL Enterprises and more. Hudson Pacific is publicly traded on the NYSE under the symbol HPP, and listed as a component of the S&P MidCap 400 Index. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Hudson Pacific Properties, Inc.
Press Release

Investor Contact
Laura Campbell
Senior Vice President, Investor Relations and Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact
Laura Murray
Director, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	December 31, 2020	December 31, 2019
ASSETS
Investment in real estate, at cost	$8,215,017	$7,269,128
Accumulated depreciation and amortization	(1,102,748)	(898,279)
Investment in real estate, net	7,112,269	6,370,849
Cash and cash equivalents	113,686	46,224
Restricted cash	35,854	12,034
Accounts receivable, net	22,105	13,007
Straight-line rent receivables, net	225,685	195,328
Deferred leasing costs and lease intangible assets, net	285,836	285,448
U.S. Government securities	135,115	140,749
Operating lease right-of-use asset	264,880	269,029
Prepaid expenses and other assets, net	72,667	68,974
Investment in unconsolidated real estate entities	82,105	64,926
TOTAL ASSETS	$8,350,202	$7,466,568

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$3,399,492	$2,817,910
In-substance defeased debt	131,707	135,030
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	235,860	212,673
Operating lease liability	270,014	272,701
Lease intangible liabilities, net	49,144	31,493
Security deposits and prepaid rent	92,180	86,188
Total liabilities	4,244,533	3,622,131

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	127,874	125,260

Equity
Hudson Pacific Properties, Inc. stockholders' equity:
Common stock, $0.01 par value, 490,000,000 authorized, 151,401,365 shares and 154,691,052 shares outstanding at December 31, 2020 and 2019, respectively	1,514	1,546
Additional paid-in capital	3,469,758	3,415,808
Accumulated other comprehensive loss	(8,133)	(561)
Total Hudson Pacific Properties, Inc. stockholders’ equity	3,463,139	3,416,793
Non-controlling interest—members in consolidated real estate entities	467,009	269,487
Non-controlling interest—units in the operating partnership	37,832	23,082
Total equity	3,967,980	3,709,362
TOTAL LIABILITIES AND EQUITY	$8,350,202	$7,466,568

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
In thousands, except share data

	Three Months Ended December 31,		Year Ended December 31,

	2020	2019	2020	2019
REVENUES
Office
Rental	$181,263	$186,914	$721,286	$708,564
Service and other revenues	3,205	6,832	14,633	25,171
Total office revenues	184,468	193,746	735,919	733,735
Studio
Rental	11,989	13,339	48,756	51,340
Service and other revenues	7,386	9,765	20,290	33,107
Total studio revenues	19,375	23,104	69,046	84,447
Total revenues	203,843	216,850	804,965	818,182
OPERATING EXPENSES
Office operating expenses	67,653	67,529	262,199	256,209
Studio operating expenses	9,945	13,225	37,580	45,313
General and administrative	23,939	17,848	77,882	71,947
Depreciation and amortization	77,351	74,196	299,682	282,088
Total operating expenses	178,888	172,798	677,343	655,557
OTHER INCOME (EXPENSE)
Income (loss) from unconsolidated real estate entities	667	(402)	736	(747)
Fee income	1,074	528	2,815	1,459
Interest expense	(29,638)	(28,353)	(116,477)	(105,845)
Interest income	960	1,010	4,089	4,044
Transaction-related expenses	—	(208)	(440)	(667)
Unrealized loss on non-real estate investments	(128)	—	(2,463)	—
Gains on sale of real estate	—	—	—	47,100
Impairment loss	—	—	—	(52,201)
Other (expense) income	(1,058)	336	548	78
Total other expense	(28,123)	(27,089)	(111,192)	(106,779)
Net (loss) income	(3,168)	16,963	16,430	55,846
Net income attributable to preferred units	(153)	(153)	(612)	(612)
Net income attributable to participating securities	(720)	(62)	(1,041)	(692)
Net income attributable to non-controlling interest in consolidated real estate entities	(6,378)	(3,554)	(18,955)	(13,352)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	1,864	489	4,571	1,994
Net loss (income) attributable to non-controlling interest in the operating partnership	79	(107)	(10)	(459)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(8,476)	$13,576	$383	$42,725

BASIC AND DILUTED PER SHARE AMOUNTS
Net (loss) income attributable to common stockholders—basic	$(0.05)	$0.09	$0.00	$0.28
Net (loss) income attributable to common stockholders—diluted	$(0.05)	$0.09	$0.00	$0.28
Weighted average shares of common stock outstanding—basic	151,585,520	154,422,114	153,126,027	154,404,427
Weighted average shares of common stock outstanding—diluted	151,585,520	156,722,998	153,169,025	156,602,408

Hudson Pacific Properties, Inc.
Press Release

Funds From Operations
Unaudited, in thousands, except per share data

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
RECONCILIATION OF NET (LOSS) INCOME TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net (loss) income	$(3,168)	$16,963	$16,430	$55,846
Adjustments:
Depreciation and amortization—Consolidated	77,351	74,196	299,682	282,088
Depreciation and amortization—Corporate-related	(566)	(557)	(2,286)	(2,153)
Depreciation and amortization—Company's share from unconsolidated real estate entity	1,424	1,650	5,605	3,964
Gains on sale of real estate	—	—	—	(47,100)
Impairment loss	—	—	—	52,201
Unrealized loss on non-real estate investment	128	—	2,463	—
FFO attributable to non-controlling interests	(13,025)	(7,544)	(37,644)	(28,576)
FFO attributable to preferred units	(153)	(153)	(612)	(612)
FFO to common stockholders and unitholders	61,991	84,555	283,638	315,658
Specified items impacting FFO:
Transaction-related expenses	—	208	440	667
One-time tax reassessment management cost	5,500	—	5,500	—
One-time straight line rent reserve	—	—	2,620	—
One-time prior period property tax adjustment	(702)	—	(937)	—
One-time debt extinguishment cost	—	601	2,654	744
FFO (excluding specified items) to common stockholders and unitholders	$66,789	$85,364	$293,915	$317,069

Weighted average common stock/units outstanding—diluted	152,576	156,229	154,084	156,113
FFO per common stock/unit—diluted	$0.41	$0.54	$1.84	$2.02
FFO (excluding specified items) per common stock/unit—diluted	$0.44	$0.55	$1.91	$2.03

1.Hudson Pacific calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), adjusting for consolidated and unconsolidated joint ventures. The calculation of FFO includes amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. Hudson Pacific believes that FFO is a useful supplemental measure of its operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, Hudson Pacific believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. Hudson Pacific uses FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of Hudson Pacific's operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

Hudson Pacific Properties, Inc.
Press Release

Net Operating Income
Unaudited, in thousands

	Three Months Ended December 31,
	2020	2019
RECONCILIATION OF NET (LOSS) INCOME TO NET OPERATING INCOME (“NOI”)(1):
Net (loss) income	$(3,168)	$16,963
Adjustments:
(Income) loss from unconsolidated real estate entities	(667)	402
Fee income	(1,074)	(528)
Interest expense	29,638	28,353
Interest income	(960)	(1,010)
Transaction-related expenses	—	208
Unrealized loss on non-real estate investments	128	—
Other expense (income)	1,058	(336)
General and administrative	23,939	17,848
Depreciation and amortization	77,351	74,196
NOI	$126,245	$136,096

NET OPERATING INCOME BREAKDOWN
Same-store office cash revenues	166,219	161,703
Straight-line rent	(1,375)	12,506
Amortization of above-market and below-market leases, net	1,928	2,765
Amortization of lease incentive costs	(439)	(470)
Same-store office revenues	166,333	176,504

Same-store studios cash revenues	19,539	22,923
Straight-line rent	(154)	190
Amortization of above-market and below-market leases, net	6	—
Amortization of lease incentive costs	(16)	(9)
Same-store studio revenues	19,375	23,104

Same-store revenues	185,708	199,608

Same-Store Office cash expenses	58,687	58,469
Straight-line rent	366	366
Non-cash portion of interest expense	4	—
Amortization of above-market and below-market ground leases, net	586	586
Same-store office expenses	59,643	59,421

Same-store studio cash expenses	9,916	13,225
Non-cash portion of interest expense	29	—
Same-store studio expenses	9,945	13,225

Same-store expenses	69,588	72,646

Same-store net operating income	116,120	126,962
Non-same-store net operating income	10,125	9,134
NET OPERATING INCOME	$126,245	$136,096

SAME-STORE OFFICE NOI DECREASE	(8.9)%
SAME-STORE OFFICE CASH NOI INCREASE	4.2%
SAME-STORE STUDIO NOI DECREASE	(4.5)%
SAME-STORE STUDIO CASH NOI DECREASE	(0.8)%

Hudson Pacific Properties, Inc.
Press Release

1.Hudson Pacific evaluates performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of the Company's performance, or as an alternative to cash flows as a measure of liquidity, or the Company's ability to make distributions. All companies may not calculate NOI in the same manner. Hudson Pacific considers NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company's properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Hudson Pacific calculates NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. Hudson Pacific defines NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. Hudson Pacific believes NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.